EXHIBIT 99.1
News Release

Minerals Technologies Inc. Announces Increase in Quarterly Dividend; Third Consecutive Year of Dividend Increases

NEW YORK, October 15, 2025 – Minerals Technologies Inc. (NYSE: MTX) (“MTI”), a leading, technology-driven specialty minerals company, today announced a 9% increase of its regular quarterly dividend on the company’s common stock to $0.12 per share. The dividend is payable on December 4, 2025, to stockholders of record at the close of business on October 30, 2025.

“This is the third year in a row that MTI’s Board of Directors has authorized an increase of our quarterly dividend, reflecting our confidence in MTI’s continued ability to deliver steady cash flow, create value for shareholders, and execute on its long-term growth strategy,” said Douglas T. Dietrich, Chairman and Chief Executive Officer.

MTI’s regular quarterly dividend is a key component of the company’s balanced approach to capital deployment, which includes organic and inorganic investments, returning capital to shareholders through share repurchases and dividends, and maintaining a strong balance sheet. In October 2024, MTI’s Board of Directors authorized a $200 million share repurchase program, and the company has repurchased $50 million of its shares under this program through the third quarter ended September 28, 2025.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues, and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates, and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include worldwide general economic, business, and industry conditions; the cyclicality of our customers’ businesses and their changing regional demands; our ability to compete in very competitive industries; consolidation in customer industries, principally paper, foundry, and steel; our ability to renew or extend long term sales contracts for our satellite operations; our ability to generate cash to service our debt; our ability to comply with the covenants in the agreements governing our debt; our ability to effectively achieve and implement our growth initiatives or consummate the transactions described in the statements; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad; the availability of raw materials and access to ore reserves at our mining operations, or increases in costs of raw materials, energy, or shipping; compliance with or changes to regulation in the areas of environmental, health and safety, and tax; risks and uncertainties related to the voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code filed by our subsidiaries BMI OldCo Inc. (f/k/a Barretts Minerals Inc.) and Barretts Ventures Texas LLC; claims for legal, environmental, and tax matters or product stewardship issues; operating risks and capacity limitations affecting our production facilities; seasonality of some of our businesses; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2024 Annual Report on Form 10‐K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward‐looking statement, whether as a result of new information, future events, or otherwise.

About Minerals Technologies Inc.
Minerals Technologies Inc. (NYSE:MTX) is a global, technology-driven specialty minerals company that develops, produces, and markets a wide range of minerals and mineral-based products and services. We utilize global mineral reserves with our core technologies and applications to deliver innovative solutions for products that are part of everyday life. We serve customers in consumer and industrial markets worldwide, have 4,000 employees in 34 countries, and reported global sales of $2.1 billion in 2024. For further information, visit www.mineralstech.com.

Investor Relations Contact
Lydia Kopylova
lydia.kopylova@mineralstech.com

Media Contact
Stephanie Heise
stephanie.heise@mineralstech.com

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